EXHIBIT 99.1

AMENDMENT NO. 5 TO ADVISORY AGREEMENT

THIS AMENDMENT NO. 5 TO ADVISORY AGREEMENT, dated as of June 14, 2017 is entered into among GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC., a Maryland corporation (the “Company”), GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership (the “Operating Partnership”) and GRIFFIN CAPITAL ESSENTIAL ASSET ADVISOR II, LLC, a Delaware limited liability company (the “Advisor”).

RECITALS

WHEREAS, the Company, the Operating Partnership and the Advisor are parties to an Advisory Agreement dated July 31, 2014, as amended by that certain Amendment No. 1 to Advisory Agreement dated March 18, 2015, Amendment No. 2 to Advisory Agreement dated November 2, 2015, Amendment No. 3 to Advisory Agreement dated December 16, 2015 and Amendment No. 4 to Advisory Agreement dated February 9, 2016 (collectively, the “Advisory Agreement”), pursuant to which the Advisor agreed to provide certain services to the Company and the Operating Partnership, and the Company agreed to provide certain compensation to the Advisor in exchange for such services; and

WHEREAS, the Company, the Operating Partnership and the Advisor desire to amend the Advisory Agreement in order to clarify the definition of what constitutes a Follow-On Offering for purposes of the Advisory Agreement.

NOW THEREFORE, the Company, the Operating Partnership and the Advisor hereby modify and amend the Advisory Agreement as follows:

1.	Defined Terms. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Advisory Agreement.

2.	Amendment to Advisory Agreement.

The following term defined in Article I is hereby removed and replaced with the following:

“Follow-On Offering” means an offering of stock that is registered with the SEC subsequent to the Initial Public Offering that includes provision for the Advisor to fund all or a portion of up-front fees of such offering. “Follow-On Offering” excludes offerings with no such Advisor funding and offerings under any employee benefit plan.

3.	Amendment. This Amendment may not be amended or modified except in writing signed by all parties.

4.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

5.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 5 to Advisory Agreement to be effective for all purposes as of the date first above written.

THE COMPANY:

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.

By:	/s/ Kevin A. Shields
Kevin A. Shields
Chief Executive Officer

THE OPERATING PARTNERSHIP:

GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP II, L.P.

By:	GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC., ITS GENERAL PARTNER

By:	/s/ Kevin A. Shields
Kevin A. Shields
Chief Executive Officer

THE ADVISOR:

GRIFFIN CAPITAL ESSENTIAL ASSET ADVISOR II, LLC

By:	/s/ Kevin A. Shields
Kevin A. Shields
Chief Executive Officer